Exhibit 10.1

Helios and Matheson Analytics Inc.

2014 EQUITY INCENTIVE PLAN

TABLE OF CONTENTS

Section 1	BACKGROUND, PURPOSE AND DURATION	1
1.1	Background and Effective Date	1
1.2	Purpose of the Plan	1

Section 2	DEFINITIONS	1
2.1	"1934 Act"	1
2.2	"Affiliate"	1
2.3	"Award"	1
2.4	"Award Agreement"	1
2.5	"Board"	1
2.6	"Code"	1
2.7	"Committee"	1
2.8	"Company"	1
2.9	"Consultant"	1
2.10	"Director"	1
2.11	"Disability"	1
2.12	"Employee"	2
2.13	"Employee Director"	2
2.14	"Exercise Price"	2
2.15	"Fair Market Value"	2
2.16	"Grant Date"	2
2.17	"Incentive Stock Option"	2
2.18	"Non-employee Director"	2
2.19	"Nonqualified Stock Option"	2
2.20	"Option"	2
2.21	"Participant"	2
2.22	"Performance Share"	2
2.23	"Performance Unit"	2
2.24	"Period of Restriction"	2
2.25	"Plan"	2
2.26	"Restricted Stock"	2
2.27	"Rule 16b-3"	2
2.28	"Section 16 Person"	2
2.29	"Shares"	2
2.30	"Subsidiary"	2
2.31	"Termination of Service"	2

Section 3	ADMINISTRATION	3
3.1	The Committee	3
3.2	Authority of the Committee	3
3.3	Delegation by the Committee	3
3.4	Non-employee Directors	3
3.5	Decisions Binding	3

Section 4	SHARES SUBJECT TO THE PLAN	3
4.1	Number of Shares	3
4.2	Adjustments in Awards and Authorized Shares	3

Section 5	STOCK OPTIONS	4
5.1	Grant of Options	4
5.2	Award Agreement	4
5.3	Exercise Price	4
5.3.1	Nonqualified Stock Options	4
5.3.2	Incentive Stock Options	4
5.3.3	Substitute Options	4
5.4	Expiration of Options	4
5.4.1	Expiration Dates	4
5.4.2	Death of Participant	4
5.4.3	Committee Discretion	4
5.5	Exercisability of Options	4
5.6	Payment	4

5.7	Restrictions on Share Transferability	4
5.8	Certain Additional Provisions for Incentive Stock Options	5
5.8.1	Exercisability	5
5.8.2	Company and Subsidiaries Only	5
5.8.3	Expiration	5

Section 6	INTENTIONALLY OMITTED	5

Section 7	RESTRICTED STOCK	5
7.1	Grant of Restricted Stock	5
7.2	Restricted Stock Agreement	5
7.3	Transferability	5
7.4	Other Restrictions	5
7.5	Removal of Restrictions	5
7.6	Voting Rights	5
7.7	Dividends and Other Distributions	6
7.8	Return of Restricted Stock to Company	6

Section 8	PERFORMANCE UNITS AND PERFORMANCE SHARES	6
8.1	Grant of Performance Units/Shares	6
8.2	Initial Value	6
8.3	Performance Objectives and Other Terms	6
8.4	Earning of Performance Units and Performance Shares	6
8.5	Form and Timing of Payment	6
8.6	Cancellation	6

Section 9	NON-EMPLOYEE DIRECTORS	6
9.1	Granting of Awards	6
9.1.1	Discretionary Options	6
9.1.2	Other Awards	6
9.2	Terms of Nondiscretionary Options	6
9.2.1	Option Agreement	6
9.2.2	Exercise Price	6
9.2.3	Exercisability	7
9.2.4	Expiration of Options	7
9.2.5	Death of Non-employee Director	7
9.2.6	Not Incentive Stock Options	7
9.2.7	Other Terms	7
9.3	Terms of Other Awards	7

Section 10	MISCELLANEOUS	7
10.1	No Effect on Employment or Service	7
10.2	Participation	7
10.3	Indemnification	7
10.4	Successors	7
10.5	Beneficiary Designations	7
10.6	Nontransferability of Awards	8
10.7	No Rights as Stockholder	8
10.8	Withholding Requirements	8
10.9	Withholding Arrangements	8
10.10	Deferrals	8

Section 11	AMENDMENT, TERMINATION, AND DURATION	8
11.1	Amendment, Suspension, or Termination	8
11.2	Duration of the Plan	8

Section 12	LEGAL CONSTRUCTION	8
12.1	Gender and Number	8
12.2	Severability	8
12.3	Requirements of Law	8
12.4	Compliance with Rule 16b-3	9
12.5	Governing Law	9
12.6	Captions	9

HELIOS AND MATHESON ANALYTICS INC

2014 EQUITY INCENTIVE PLAN

HELIOS AND MATHESON ANALYTICS INC, hereby adopts HELIOS AND MATHESON ANALYTICS INC. 2014 EQUITY INCENTIVE PLAN, as follows:

SECTION 1

BACKGROUND, PURPOSE AND DURATION

1.1 Background and Effective Date. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Units, and Performance Shares. The Plan was approved by the Board and became effective on ……………………., 2014 (the "Effective Date"). The Board shall seek approval of the Plan by the Company's stockholders within 12 months of the Effective Date.

1.2 Purpose of the Plan. The Plan is intended to increase incentive and to encourage Share ownership on the part of (1) Employees (including officers and Directors) of the Company and its Affiliates, (2) Consultants who provide significant services to the Company and its Affiliates, and (3) Directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is intended to further the growth and profitability of the Company.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling controlled by, or under common control with the Company.

2.3 "Award" means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Units, or Performance Shares.

2.4 "Award Agreement" means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.5 "Board" means the Board of Directors of the Company.

2.6 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7 "Committee" means the Compensation committee(s) or any other committee (s) appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.8 "Company" means Helios and Matheson Analytics Inc, a Delaware corporation, or any successor thereto.

2.9 "Consultant" means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

2.10 "Director" means any individual who is a member of the Board.

2.11 "Disability" means a permanent and total disability within the meaning of Code section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

2.12 "Employee" means any employee (including officers and Directors) of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.13 "Employee Director" means a Director who is an Employee of the Company or of any Affiliate.

2.14 "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.15 "Fair Market Value" means the last quoted per share selling price for Shares on the relevant date, or if there were no sales on such date, the arithmetic mean of the highest and lowest quoted selling prices on the nearest day after the relevant date, as determined by the Committee.

2.16 "Grant Date" means, with respect to an Award, the date that the Award was granted.

2.17 "Incentive Stock Option" means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of section 422 of the Code.

2.18 "Non-employee Director" means a Director who is an Employee of neither the Company nor of any Affiliate.

2.19 "Nonqualified Stock Option" means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.20 "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

2.21 "Participant" means an Employee, Consultant, Employee Director, or Non-employee Director who has an outstanding Award.

2.22 "Performance Share" means a Performance Share granted to a Participant pursuant to Section 8.

2.23 "Performance Unit" means a Performance Unit granted to a Participant pursuant to Section 8.

2.24 "Period of Restriction" means the period during which shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.

2.25 "Plan" means this Helios and Matheson Analytics Inc. 2014 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.26 "Restricted Stock" means an Award granted to a Participant pursuant to Section 7.

2.27 "Rule 16B-3" means Rule 16b-3 promulgated under the 1934 Act, as amended, and any future regulation amending, supplementing or superseding such regulation.

2.28 "Section 16 Person" means a person who, with respect to the Shares, is subject to section 16 of the 1934 Act.

2.29 "Shares" means the shares of the Company's common stock, $0.01 par value.

2.30 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.31 "Termination of Service" means (a) in the case of an Employee, a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between a Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of an Employee Director or Non-employee Director, a cessation of the Director's service on the Board for any reason.

SECTION 3

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board. In addition, the Board may appoint or remove members of a separate committee to administer the Plan with respect to Section 16 Persons, which committee shall have all the powers and authorities of the Committee with respect to such persons and shall consist of (a) the Board itself or (b) those individuals who shall satisfy the requirements of Rule 16b-3.

3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants, and Employee Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards (other than the Awards granted to Non-employee Directors), (c) interpret the Plan and the Awards, (d) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (e) interpret, amend or revoke any such rules.

3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company; provided, however, that unless otherwise determined by the Board, the Committee may not delegate its authority and powers in any way which would jeopardize the Plan's qualifications under Rule 16b-3.

3.4 Non-employee Directors. Notwithstanding any contrary provision of this Section 3, the Board shall administer the Plan with respect to grants of Awards to Non-employee Directors, and the Committee shall exercise no discretion with respect to any Awards to Non-employee Directors. In the Board's administration of the Plan, and the Awards to Non-employee Directors, the Board shall have all of the authority and discretion otherwise granted to the Committee.

3.5 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.2 below, the total number of Shares available for grant under the Plan shall be 400,000 Shares and will include Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but forfeited or repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

4.2 Adjustments in Awards and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares subject to outstanding Awards, in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Awards. In the case of Awards granted to Non-employee Directors pursuant to Section 9, the foregoing adjustments shall be made by the Board, and any such adjustments also shall apply to the future grants provided by Section 9. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Consultants, and Employee Directors at any time and from time to time as determined by the Committee in its sole discretion. Subject to the terms of the Plan, the Committee, in its sole discretion, shall determine the number of Shares subject to each Option. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Consultants or Employee Directors on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with section 424(a) of the Code, shall determine the exercise price of such substitute Options.

5.4 Expiration of Options.

5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

(a) The date for termination of the Option set forth in the written Award Agreement; or

(b) The expiration of ten (10) years from the Grant Date; or

(c) The expiration of three (3) months from the date of the Participant's Termination of Service for a reason other than the Participant's death or Disability; or

(d) The expiration of one (1) year from the date of the Participant's Termination of Service by reason of Disability.

5.4.2 Death of Participant. Notwithstanding Section 5.4.1, if a Participant dies prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to one (1) year after the date of death.

5.4.3 Committee Discretion. Subject to the limits of Sections 5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.3 regarding Incentive Stock Options).

5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6 Payment. Options shall be exercised by the Participant's delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, owned more than six months or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant's designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7 Restrictions On Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options.

5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000. Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant's Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise.

5.8.2 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are Employees of the Company or a Subsidiary on the Grant Date.

5.8.3 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Incentive Stock Option may not be exercised after the expiration of five (5) years from the Grant Date.

SECTION 6

INTENTIONALLY OMITTED

SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Consultants and Employee Directors in such amounts as the Committee, in its sole discretion, shall determine. Subject to the terms of the Plan, the Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant.

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, any price to be paid for the Shares, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Transferability. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction. In no event may the restrictions on Restricted Stock granted to a Section 16 Person lapse prior to six (6) months following the Grant Date.

7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4. For example, the Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable Federal or state securities laws, or any other basis determined by the Committee in its discretion. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of the restrictions applicable to such Shares.

7.5 Removal of Restrictions. Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and remove any restrictions. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8

PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1 Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Employees, Consultants, and Employee Directors at any time and from time to time, as shall be determined by the Committee, in its sole discretion. Subject to the terms of the Plan, the Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to any Participant.

8.2 Initial Value. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

8.3 Performance Objectives and Other Terms. The Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Shares that will be paid out to the Participants. The Committee may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Committee in its discretion. The time period during which the performance objectives must be met shall be called the "Performance Period". Each Award of Performance Units/Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

8.4 Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the Participant shall be entitled to receive a pay out of the number of Performance Units or Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives have been achieved. After the grant of a Performance Unit or Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for Award; provided that Performance Periods of Awards granted to Section 16 Persons shall not be less than six (6) months (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

8.5 Form and Timing of Payment. Payment of earned Performance Units or Performance Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned such Awards in cash, Shares or a combination thereof.

8.6 Cancellation. On the date set forth in the Award Agreement, all unearned or unvested Performance Units or Performance Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

SECTION 9

NON-EMPLOYEE DIRECTORS

9.1 Granting of Awards.

9.1.1 Discretionary Options. The Board, in its sole discretion, may grant Nonqualified Stock Options to each Non-employee Director.

9.1.2 Other Awards. Subject to the terms of the Plan, , Restricted Stock, Performance Units, and Performance Shares may be granted to Non-employee Directors at any time and from time to time, as shall be determined by the Board in its own discretion.

9.2 Terms of Nondiscretionary Options.

9.2.1 Option Agreement. Each Option granted pursuant to Sections 9.1.1 and 9.1.2 shall be evidenced by a written stock option agreement which shall be executed by the Participant and the Company.

9.2.2 Exercise Price. The Exercise Price for the Shares subject to each Option granted pursuant to Sections 9.1.1 and 9.1.2 shall be 100% of the Fair Market Value of such Shares on the Grant Date.

9.2.3 Exercisability. Each Option granted pursuant to Sections 9.1.1 and 9.1.2 shall become exercisable in full on the first anniversary of the Grant Date. Unless provided otherwise in the Award Agreement, once an Non-employee Director ceases to be a Director, his or her Options which are not exercisable shall not become exercisable.

9.2.4 Expiration of Options. Each Option shall terminate upon the first to occur of the following events:

(a) The expiration of five (5) years from the Grant Date; or

(b) The expiration of three (3) months from the date of the Participant's Termination of Service for a reason other the Participant's death or Disability; or

(c) The expiration of one (1) year from the date of the Participant's Termination of Service by reason of Disability.

9.2.5 Death of Non-employee Director. Notwithstanding Section 9.2.4, if a Director dies prior to the expiration of his or her options in accordance with Section 9.2.4, his or her options shall terminate one (1) year after the date of death.

9.2.6 Not Incentive Stock Options. Options granted pursuant to Sections 9.1.1 and 9.1.2 shall not be designated as Incentive Stock Options.

9.2.7 Other Terms. All provisions of the Plan not inconsistent with this Section 9 shall apply to Options granted to Non-employee Directors; provided, however, that Section 5.2 (relating to the Committee's discretion to set the terms and conditions of Options) shall be inapplicable with respect to Non-employee Directors.

9.3 Terms of Other Awards. Subject to the terms of the Plan, each Award to a Non-employee Director shall be evidenced by an Award Agreement and shall specify all the terms and conditions for such Award, including, but not limited to, number of Shares subject to the Award, exercise price (if any) and vesting and/or performance requirements. All provisions of the Plan not inconsistent with this Section 9 shall apply to Awards (other than Options) granted to Non-employee Directors; provided, however, that any section of the Plan that grants the Committee discretion to set the terms and conditions of Awards shall be inapplicable with respect to Non-employee Directors.

SECTION 10

MISCELLANEOUS

10.1 No Effect On Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

10.2 Participation. No Employee, Consultant or Employee Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

10.3 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

10.4 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

10.5 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

10.6 Nontransferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 10.5. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant.

10.7 No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

10.8 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof). The amount of the withholding requirement shall be deemed to include any amount which the Committee determines, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.

10.9 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy the minimum tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

10.10 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

SECTION 11

AMENDMENT, TERMINATION, AND DURATION

11.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

11.2 Upon the Effective Date, the Committee may grant Awards pursuant to this Plan. The Company intends to seek shareholder approval of the Plan within 12 months from the Effective Date; provided, however, if the Company fails to obtain shareholder approval of the Plan during such 12-month period, pursuant to Section 422 of the Code, any Option granted as an Incentive Stock Option at any time under the Plan will not qualify as an Incentive Stock Option within the meaning of the Code and will be deemed to be a Nonqualified Stock Option. Unless earlier terminated as provided herein, the Plan will terminate on the tenth anniversary of the Effective Date.

SECTION 12

LEGAL CONSTRUCTION

12.1 Gender and Number. Except where otherwise indicated by the context any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4 Compliance With Rule 16B-3. Transactions under this Plan with respect to Section 16 Persons are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.

12.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

12.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION

IN WITNESS WHEREOF, Helios and Matheson Analytics Inc., by its duly authorized officer, has executed the Plan on the date indicated below to record the adoption of the Plan by the Board on ………………, 2014.

HELIOS AND MATHESON ANALYTICS, INC.

Dated as of: ………………..

By /s/ Umesh Ahuja

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Title: Chief Financial Officer